Exhibit 99.1

Sustainable Maritime Industries, Inc. Receives NYSE Amex Notification Regarding Noncompliance

with Continued Listing Standards

SEATTLE, WA., April 7, 2011 - HQ Sustainable Maritime Industries, Inc. (NYSE Amex: HQS) (“HQS” or the “Company”), a leading producer and marketer of health products derived from marine based raw materials as well as Tilapia resulting from vertically integrated operations, announced today that it had received a notice from the NYSE Amex dated April 1, 2011 stating that the Company was not in compliance with certain continued listing standards of the NYSE Amex Company Guide. Specifically, the Company was not in compliance with standards set forth under Sections 134 and 1101 of the Exchange Company Guide since the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Exchange notified the Company that pursuant to Section 1003(d) of the Company Guide, the Exchange was authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the Exchange. Currently, the trading in the Company’s securities has been halted.

The Company must submit a plan of compliance by April 15, 2011 advising the Exchange staff of the actions it has taken, or will take, that would bring the Company into compliance with foregoing Sections by no later than June 30, 2011. The Company is taking steps to prepare and submit such a plan to the Exchange staff by the required submission date.

If the Company’s plan to regain compliance is accepted by the Exchange, the Company may be able to continue its listing during this period, during which time it will be subject to periodic review to determine progress consistent with the plan. If, however, the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in the Company Guide. Under Company Guide rules, the Company has the right to appeal the determination by the Exchange staff to initiate delisting proceedings. There is no assurance that the Exchange staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. (“HQS”) is a leader in the production and marketing of health products derived from marine based raw materials as well as Tilapia resulting from vertically integrated operations. HQS practices cooperative farming of sustainable aquaculture, produces all-natural enriched feeds, Tilapia value added products and health products. The Company markets its nutraceutical and health products, including its “Omojo” branded health products through retail and franchise sales in China. Some of these products are now being introduced to the United States. The World Brand Laboratory and also the China Health Care Association have recognized these as China leading Health product brands. The Company produces and sells certified, value added Seafood products, including “Gluten Free” “Lillian’s Healthy Gourmet” products in the United States through its Seattle based affiliate. US based sales have been expanded to include “Omojo” health products.

The Company’s subsidiaries hold HACCP and GMP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets. It has also achieved the ISO 9001 quality management system standards certification and the ISO 22000 certification for quality in food safety. HQS tilapia farming, processing and feed manufacturing standards met Best Aquaculture Practices, the new Global G.A.P., the Global Partnership for Good Agriculture Practice, standards for Tilapia. The Chinese government gave organic certification to the Company’s tilapia processing, production, labeling, marketing and management system. In addition to headquarters in Seattle, HQ has operational and Sales and Marketing offices in Seattle, Newport Beach, Beijing, Shanghai, Hangzhou, Nanning, Changsha, Guangzhou, Shenzhen, Sanya, Zhuhai, Hong Kong, Wenchang and Haikou.

Safe Harbor Statement

Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and the Company’s actual results may differ materially due to a number of factors, many of which are beyond its ability to predict or control, including among many others, including the Company’s ability to complete an internal investigation in a timely manner; the discovery of additional issues related to which may extend the investigation; costs and expenses incurred by the Company related to such investigation, including legal and other professional service fees, and the ultimate findings and conclusions of such investigation; potential delisting from NYSE Amex due to matters; failure to have filed with the SEC all periodic reports, and/or any other issues of noncompliance with NYSE Amex listing rules; whether the Exchange staff will accept the Company’s plan of compliance, in whole or in part, whether, even if such plan is accepted, the Company will be able to execute upon the plan consistent with and to the satisfaction of the Exchange staff, whether the Company will be able to complete its 2010 audit and file requisite SEC filings in a timely fashion. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by the Company. The Company operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. The Company undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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